Exhibit 3.1

Industry Canada	Industrie Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

TELESAT CANADA	445065-5

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.
Je certifie que la société susmentionnée est issue d’une fusion, en vertu del l’article 185 de la Loi canadienne sur Ies sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

/s/ Richard G. Shaw Richard G. Shaw Director — Directeur	October 31, 2007 / le 31 octobre 2007 Date of Amalgamation — Date de fusion

Industry Canada	Industrie Canada	FORM 9	FORMULAIRE 9
		ARTICLES OF AMALGAMATION	STATUTS DE FUSION (ARTICLE 185)
Canada Business Corporations Act	Lol canadienne sur leś sociétés par actions	(SECTION 185)

1 — Name of the Amalgamated Corporation TELESAT CANADA	Dénomination sociale de la société issue de la fusion

2 —The province or territory in Canada where the registered office is to be situated Ontario	La province ou le territoire au Canada où se situera le siège social

3 —The classes and any maximum number of shares that the corporation is authorized to issue The attached Schedule A is Incorporated in this form.	Catégories et tour nambra maximal d’actions que la société est autorisée à émettre

4 — Restrictions, if any, on share transfers The attached Schedule B is incorporated in this form.	Restrictions sur le transfert des actions, s’lly a lieu

5 — Number (or minimum and maximum number) of directors Minimum: 2 Maximum: 10	Nombre (ou nombre minimal et maximal) d’administrateurs

6 — Restrictions, if any, on business the corporation may carry on None	Limites imposées à l’activité commerciale de la société, s’ll y a lieu

7 — Other provisions, If any The attached Schedule B is incorporated in this form.	Autres dispositions, s’ll y a lieu

8 —The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:	La fusion a été approuvée on accord avéc l’article ou la paragraphe de la Lol indiqué cl-aprés
☑ 183
☐ 184(2)

9 — Name of the amalgamating corporations Dénomination sociale des sociétés fusionnantes	Corporation No. N° de la société	Signature	Date	Title Titre	Tel. No. N° de tél.

Telasat Canada	4405161	/s/ Derek Murphy	10/31/2007	Director	514-939-5357

4363230 Canada Inc.	4363230	/s/ Avi Katz	10/31/2007	Authorized Officer	212-338-5340

TELESAT CANADA
SCHEDULE A
The Corporation is authorized to issue an unlimited number of common shares.  The rights, privileges, restrictions and conditions attaching to the common shares are as follows:
(a)	Payment of Dividends: The holders of the common shares will be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the common shares, the board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

(b)	Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares will, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to or concurrently with the holders of the common shares, be entitled to participate in the distribution. Such distribution will be made in equal amounts per share on all the common shares at the time outstanding without preference or distinction.

(c)	Voting Rights: The holders of the common shares will be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each common share held at all such meetings.

SCHEDULE B
1. Interpretation
1.1 In this Schedule B:
“Canadian” has the meaning set out in Section 2 of the Canadian Ownership Regulations;
“Canadian Ownership Regulations” means the Canadian Telecommunications Common Carrier Ownership and Control Regulations promulgated pursuant to the Telecommunications Act (Canada);
“CBCA” means the Canada Business Corporations Act;
“directors’ determination” and similar expressions mean a determination made by the directors of the Corporation in accordance with section 7;
“Non-Canadian” has the meaning set out in Section 2 of the Canadian Ownership Regulations;
“non-Canadian share constraint” has the meaning set forth in subsection 2.1;
“non-Canadian voting constraint” has the meaning set forth in section 3;
“shareholder’s declaration” means a declaration made in accordance with section 8;
“suspension” has the meaning set forth in subsection 4.1 and “suspend”, “suspended” and similar expressions have corresponding meanings; and
“voting shares” means each of the Common Shares.
1.2 For the purposes of this Schedule B:
(a)	where one or more joint holders of, beneficial owners of, or persons controlling, voting shares is a non-Canadian, the voting shares are deemed to be held, beneficially owned or controlled, as the case may be, by such non-Canadian;

(b)	where a person who was not a non-Canadian becomes a non-Canadian on any day, the day of acquisition or registration in respect of the acquisition of the voting shares held, beneficially owned or controlled by such person shall be deemed to be the day that such person became a non-Canadian; and

(c)	references to shares “of” a person are to shares held, beneficially owned or controlled, directly or indirectly, otherwise than by way of security only, by that person.

1.3 In this Schedule B, except where the context requires to the contrary, words importing the singular shall include the plural and vice versa and words importing gender shall include masculine, feminine and neuter genders.
2. Non-Canadian Share Constraint
2.1 Non-Canadians shall not hold, beneficially own or control, directly or indirectly, otherwise than by way of security only, in the aggregate voting shares to which are attached more than 20 per cent of the votes that may ordinarily be cast at a meeting of shareholders of the Corporation.  (The foregoing prohibition is referred to in this Schedule B as the “non-Canadian share constraint”.)
2.2 In the event that it appears from the central securities register of the Corporation that, or in the event of a directors’ determination that, there is a contravention of the non-Canadian share constraint, the Corporation shall not:
(a)	accept any subscription for voting shares from any non-Canadian;

(b)	issue any voting shares to any non-Canadian; or

(c)	register or otherwise recognize the transfer of any voting shares from any Canadian to any non-Canadian.
2.3 In the event that it appears from the central securities register of the Corporation that, or in the event of a directors’ determination that, after any proposed subscription, issue or transfer of voting shares to a non-Canadian, or conversion of shares into voting shares, there would be a contravention of the non-Canadian share constraint, the Corporation shall not:
(a)	accept the proposed subscription for voting shares;

(b)	issue the proposed voting shares;

(c)	permit the conversion of shares into voting shares; or

(d)	register or otherwise recognize the proposed transfer.
2.4 Without limiting any of the provisions of this Schedule B, the Corporation may, for the purposes of determining compliance with, and enforcing, the non-Canadian share constraint, make such determination and take such action as is permitted by sections 18 to 26 of the Canadian Ownership Regulations, including the right to sell, as if it were the owner thereof, any voting shares that are owned, or that the directors determine may be owned, by any person, contrary to the non-Canadian share constraint, in accordance with sections 25 and 26 of the Canadian Ownership Regulations (all of which provisions shall be deemed to apply in respect of any such sale and are incorporated herein by reference for such purpose).

3. Non-Canadian Voting Constraint
3.1 In the event of a directors’ determination that on any motion made at any meeting of shareholders of the Corporation more than 20 per cent of the votes cast, in person or by proxy, have been cast in respect of voting shares that are held, beneficially owned or controlled, directly or indirectly, by non-Canadians, all votes cast, in person or by proxy by non-Canadians, in respect of such voting shares on that motion shall be proportionally adjusted so that such votes cast by non-Canadians equal 20 per cent of all votes cast on such motion.  (The foregoing adjustment is referred to in this Schedule B as the “non-Canadian voting constraint”).
4. Suspension
4.1 If any voting shares are held contrary to the non-Canadian share constraint, then, subject to the Canadian Ownership Regulations:
(a)	all of the voting shares held contrary to the non-Canadian share constraint shall be deemed to be struck from the securities register of the Corporation in an order inverse to the order of the date of registration thereof in the register, such that the number of voting shares held, beneficially owned or controlled, directly or indirectly, otherwise than by way of security only, by non-Canadians is reduced to 20 percent;

(b)	no person may, in person or by proxy, exercise the right to vote any of the voting shares struck from the securities register in accordance with paragraph 4.1(a);

(c)	subject to subsection 6.1 of this Schedule B, the Corporation shall not declare or pay any dividend, or make any other distribution, on any of the suspended voting shares and any entitlement to such dividend or other distribution shall be forfeited;

(d)	the Corporation shall not send any form of proxy, information circular or financial statements of the Corporation or any other communication from the Corporation to any person in respect of suspended voting shares; and

(e)	no person may exercise any other right or privilege ordinarily attached to the suspended voting shares.
(All of the foregoing consequences of a contravention of the non-Canadian share constraint are referred to in this Schedule B as a “suspension”.) Notwithstanding the foregoing, a registered holder of suspended voting shares shall have the right to transfer such voting shares on any securities register of the Corporation on a basis that does not result in contravention of the non-Canadian share constraint or may convert such voting shares into non-voting shares.
4.2 The directors of the Corporation shall cancel any suspension of voting shares of a registered holder and reinstate the registered holder to the securities register of the Corporation for all purposes if they determine that, following the cancellation and reinstatement, none of such voting shares will be held, beneficially owned or controlled, in contravention of the non-Canadian share constraint.  For greater certainty, any such reinstatement shall permit, from and after the reinstatement, the exercise of all rights and privileges attached to the voting shares so reinstated but, subject to subsection 6.1, shall have no retroactive effect.
5. Exceptions
5.1 Notwithstanding section 2, the non-Canadian share constraint does not apply in respect of voting shares of the Corporation that are held by one or more underwriters solely for the purpose of distributing the voting shares to the public.
6. Saving Provisions
6.1 Notwithstanding any other provision of this Schedule B:
(a)	the directors of the Corporation may determine to pay a dividend or to make any other distribution on voting shares that would otherwise be prohibited by any other provision of this Schedule B where the contravention of the non-Canadian share constraint that gave rise to the prohibition was inadvertent or of a technical nature or it would otherwise be inequitable not to pay the dividend or make the distribution; and

(b)	where a dividend has not been paid or any other distribution has not been made on voting shares as a result of a directors’ determination of a contravention of the non-Canadian share constraint, the directors of the Corporation shall declare and pay the dividend, make the distribution, or refund the restored amount, respectively, if they subsequently determine that no such contravention occurred.
6.2 Notwithstanding any other provision of this Schedule B, a contravention of the non-Canadian share constraint shall have no consequences except those that are expressly provided for in this Schedule B.  For greater certainty but without limiting the generality of the foregoing:
(a)	no transfer, issue, conversion or ownership of, and no title to, voting shares;

(b)	no resolution of shareholders; and

(c)	no act of the Corporation, including any transfer of property to or by the Corporation;
shall be invalid by reason of any contravention of the non-Canadian share constraint or the failure to make the adjustment required pursuant to the non-Canadian voting constraint.
7. Directors’ Determinations
7.1 The directors of the Corporation shall have the sole right and authority to administer the provisions of this Schedule B and to make any determination required or contemplated hereunder.  In so acting, the directors of the Corporation shall enjoy, in addition to the powers set forth in this Schedule B, all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose of this Schedule B.  The directors of the Corporation shall make on a timely basis all determinations necessary for the administration of the provisions of this Schedule B and, without limiting the generality of the foregoing, if the directors of the Corporation consider that there are reasonable grounds for believing that a contravention of the non-Canadian ownership constraint has occurred or will occur, the directors shall make a determination with respect to the matter.  Any directors’ determination that is not inconsistent with the Canadian Ownership Regulations and other applicable law shall be conclusive, final and binding except to the extent modified by any subsequent directors’ determination.  Notwithstanding the foregoing, the directors of the Corporation may delegate, in whole or in part:
(a)	their power to make a directors’ determination in respect of any particular matter to a committee of the board of directors; and

(b)	any of their other powers under this Schedule B, subject to subsection 115(3) of the CBCA.
7.2 The directors of the Corporation shall make any directors’ determination contemplated by sections 2 and 3:
(a)	after the relevant shareholder’s declarations have been requested and received by the Corporation, only:
(i)	on a basis consistent with those shareholder’s declarations; or

(ii)	if the directors of the Corporation are of the opinion that the shareholder’s declarations do not contain adequate or accurate information and they believe and have reasonable grounds for believing that they will not be provided with shareholder’s declarations that do contain adequate and accurate information; or
(b)	whether or not any shareholder’s declaration has been requested or received by the Corporation, only if the directors of the Corporation believe and have reasonable grounds for believing that they have sufficient information to make the directors’ determination, that the consequences of the directors’ determination would not be inequitable to those affected by it and that it would be impractical, under all the circumstances, to request or to await the receipt of any shareholder’s declaration.
7.3 In administering the provisions of this Schedule B, including, without limitation, in making any directors’ determination in accordance with subsection 7.2 or otherwise, the directors of the Corporation may rely on any information on which the directors consider it reasonable to rely in the circumstances.  Without limiting the generality of the foregoing, the directors of the Corporation may rely upon any shareholder’s declaration, the securities register of the Corporation, the knowledge of any director, officer or employee of the Corporation or any advisor to the Corporation and the opinion of counsel to the Corporation.
7.4 In administering the provisions of this Schedule B, including, without limitation, in making any directors’ determination, the directors shall act honestly and in good faith.

Provided that the directors of the Corporation so act, they shall not be liable to the Corporation and neither they nor the Corporation shall be liable to any holder or beneficial owner of voting securities or any other person for, nor with respect to any matter arising from or related to, any act or omission to act in relation to this Schedule B.  To the extent that, in accordance with subsection 7.1, any other person exercises the powers of the directors of the Corporation under these provisions, this subsection 7.4 applies mutatis mutandis.
7.5 Any directors’ determination required or contemplated by this Schedule B shall be expressed and conclusively evidenced by a resolution duly adopted.
8. Shareholder’s Declarations
8.1 For purposes of monitoring the compliance with and of enforcing the provisions of this Schedule B, the directors of the Corporation may require that any registered holder or beneficial owner, or any other person of whom it is, in the circumstances, reasonable to make such request, file with the Corporation or its registrar and transfer agent a completed shareholder’s declaration.  The directors of the Corporation shall determine from time to time written guidelines with respect to the nature of the shareholder’s declaration to be requested, the times at which shareholder’s declarations are to be requested and any other relevant matters relating to shareholder’s declarations.
8.2 A shareholder’s declaration shall be in the form from time to time determined by the directors of the Corporation pursuant to subsection 8.1 and, without limiting the generality of the foregoing, may be required to be in the form of a simple declaration in writing or a statutory declaration under the Canada Evidence Act.  Without limiting the generality of its contents, any shareholder’s declaration may be required to contain information with respect to:
(a)	whether the person is the beneficial owner of or controls particular voting securities or whether any other person is the beneficial owner of or controls those voting securities; and

(b)	whether the person or any other beneficial owner of the voting securities is a Canadian or non-Canadian.